Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS OF

GRUPO VASCONIA, S. A. B. AND SUBSIDIARIES - ESTADO DE MEXICO, MEXICO

We have audited the accompanying consolidated balance sheets of Grupo Vasconia, S. A. B. and subsidiaries (the “Company”) as of December 31, 2013 and 2012 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grupo Vasconia, S. A. B. and subsidiaries at December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards, which differ in certain respects from accounting principles generally accepted in the United States (See Note 26 to the consolidated financial statements).

These consolidated financial statements have been translated into English solely for the convenience of readers of this language. In all cases, where there are any differences between the English and Spanish versions, the Spanish version shall be considered authoritative and controlling.

CASTILLO MIRANDA Y COMPAÑÍA, S. C.

/s/ Bernardo Soto Peñafiel
Bernardo Soto Peñafiel, CPA

Mexico, City, Mexico

February 28, 2014